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                                                                     EXHIBIT 5.1


(404) 572-4600                                                    (404) 572-5100

                               October 6, 1997



AHL Services, Inc.
3353 Peachtree Road, N.E.
Suite 1120, North Tower
Atlanta, Georgia 30326

         Re:      AHL Services, Inc. -- Registration Statement on
                  Form S-1 relating to 2,700,000 shares of Common Stock


Ladies and Gentlemen:

                  We have acted as counsel for AHL Services, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering and sale of up to (i) 2,700,000 shares of the Company's Common Stock, par value $.01 per share (the "Firm Shares") by the Company, (ii) 51,570 shares of the Company's Common Stock, par value $.01 per share, subject to an overallotment option by the Company (the "Company Option Shares") and (iii) 353,430 shares of the Company's Common Stock, par value $.01 per share, subject to an overallotment option by the Selling Shareholder (the "Shareholder Option Shares") pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, BT Alex. Brown Incorporated, Credit Suisse First Boston Corporation and The Robinson-Humphrey Company, LLC, as representatives of the several underwriters.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.
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AHL Services, Inc.
October 6, 1997
Page 2




                  The opinions expressed herein are limited in all respects to the Georgia Business Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                      (i) The Firm Shares are duly authorized and, upon the issuance of the Firm Shares against payment therefore as provided in the Underwriting Agreement, the Firm Shares will be validly issued, fully paid and nonassessable.

                      (ii) The Company Option Shares are duly authorized and, upon the issuance of the Firm Shares against payment therefore as provided in the Underwriting Agreement, the Company Option Shares will be validly issued, fully paid and nonassessable.

                      (iii) The Shareholder Option Shares are duly authorized, validly issued, fully paid and nonassessable.

                  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                    Very truly yours,



                                    KING & SPALDING